Exhibit 5.5

Form of Certificate Representing Series T MRP Shares

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

Number Series T MRP-«Number»	«Shares» Series T

Mandatory Redeemable Preferred Shares

$.001 par value per share

PPN 486606 *32

KAYNE ANDERSON ENERGY INFRASTRUCTURE FUND, INC. a Maryland Corporation [____] Series T Mandatory Redeemable Preferred Shares

THIS CERTIFIES THAT: «Name» is the registered holder of «Sharesspelled» («Shares») Series T Mandatory Redeemable Preferred Shares of KAYNE ANDERSON ENERGY INFRASTRUCTURE FUND, INC. (the “Corporation”) transferable only on the share register of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the charter of the Corporation, including the Articles Supplementary for the Series T Mandatory Redeemable Preferred Shares, and the Bylaws of the Corporation, and any amendments thereto, a copy of each of which is on file at the office of the Corporation, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.

WITNESS the Seal of the Corporation and the signatures of its duly authorized officers this ___ day of ______________, 2022.

President	Treasurer

Exhibit 2

(to Securities Purchase Agreement)

FOR VALUE RECEIVED ___________________________________________________________________ HEREBY SELLS, ASSIGNS, AND TRANSFERS UNTO ________________________________________________________ ________________________________________________________ (_________________)          SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ________________________________________________________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED __________________

(Stockholder)

(Stockholder)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

IMPORTANT NOTICE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS REGISTERED UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REQUIREMENT FOR SUCH REGISTRATION IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED MAY 18, 2022 BY AND BETWEEN THE CORPORATION AND THE HOLDER HEREOF, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION. A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICE.

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(b) OF THE MARYLAND GENERAL CORPORATION LAW WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, (II) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES AND (III) A STATEMENT OF THE NUMBER OF SHARES CONSTITUTING EACH CLASS OR SERIES OF STOCK AND THE DESIGNATION THEREOF. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE CORPORATION, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

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